UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2004

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 683-4100

Not applicable

(Former name or former address, if changed since last report)

CURRENT REPORT ON FORM 8-K

Item 1.	Changes in Control of Registrant

Not applicable.

Item 2.	Acquisition or Disposition of Assets

Not applicable.

Item 3.	Bankruptcy or Receivership

Not applicable.

Item 4.	Changes in Registrant’s Certifying Accountant

Not applicable.

Item 5.	Other Events and Regulation FD Disclosure

Not applicable.

Item 6.	Resignations of Registrant’s Directors

Not applicable.

Item 7.	Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.

(b)	No pro forma financial information is required.

(c)	Attached as Exhibit 99.1 is the text of a written presentation that New York Community Bancorp, Inc. (the “Company”) intends to make available, and distribute, to current and prospective investors, and to post on its web site, beginning on February 18, 2004.

Item 8.	Change in Fiscal Year

Not applicable.

Item 9.	Regulation FD Disclosure

Beginning on February 18, 2004, the Company intends to make available, and distribute, to current and prospective investors, and to post on its web site, a written presentation that has been updated to reflect its 4-for-3 stock split at the close of business on February 17, 2004 and the performance of the Company’s stock. In addition to discussing the Company’s historic financial performance; its strategies, its recent merger with Roslyn Bancorp, Inc.; and its recent follow-on offering, the presentation reiterates the Company’s split-adjusted 2004 diluted earnings per share projections of $2.17 to $2.20.

Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Not applicable.

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Not applicable.

Item 12.	Results of Operations and Financial Condition

Not applicable.

SIGNATURE

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 18, 2004	NEW YORK COMMUNITY BANCORP, INC.
Date
/s/ Joseph R. Ficalora
Joseph R. Ficalora
President and Chief Executive Officer

EXHIBIT INDEX

99.1	Updated written presentation to be made available, and distributed, to current and prospective investors, and posted on the Company’s web site beginning on February 18, 2004.